THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

WARRANT TO PURCHASE COMMON STOCK OF
FLORIDA GAMING CORPORATION

Void after December 11, 2011

Number of Shares: 30,000

This certifies that Steven L. Craig   (the “Holder”), for value received, is entitled to purchase, subject to the terms and conditions of this warrant (this “Warrant”), from Florida Gaming Corporation, a Delaware corporation (the “Company”), having its principal place of business at 3500 N.W. 37th Avenue, Miami, Florida 33142, an aggregate of Thirty Thousand (30,000) shares (the “Warrant Shares”) of the Company’s common stock, par value $0.20 per share (together with any common stock into which such common stock may be converted in connection with any merger or consolidation of the Company, the “Common Stock”), at a price per share of $6.00 (the “Exercise Price”).

This Warrant shall be exercisable, in whole or in part, at any time or from time to time from and after December 11, 2009 (the “Initial Exercise Date”) up to and including 5:00 p.m. (Eastern Time) on December 11, 2011 (such date being referred to herein as the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Exercise Form attached hereto duly completed and executed and (ii) payment pursuant to Section 2 of the aggregate Exercise Price for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

1.           Exercise; Issuance of Certificates; Acknowledgement.  This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time on or after the Initial Exercise Date up to the Expiration Date, for all or any part of the Warrant Shares (but not for a fraction of a Warrant Share) which may be purchased hereunder.  The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Exercise Form delivered and payment made for such shares.  Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised.  Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder.  In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2.           Payment for Shares.  The aggregate purchase price for Warrant Shares being purchased hereunder must be paid by check or wire transfer of immediately available funds to an account designated in writing by the Company to the Holder.

3.           Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free and clear of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant in full.

4.         Adjustment of Exercise Price and Number of Shares.   The number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

 4.1   Dividends or Distributions of Common Stock.  If the Company shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of stockholders entitled to receive, a dividend or other distribution on the Common Stock payable in additional shares of Common Stock, then and in each such event the Exercise Price hereunder then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price hereunder then in effect by a fraction:  (a) the numerator of which shall be the total number of shares of Common Stock (assuming the conversion or exercise of all outstanding securities of the Company that are convertible into or exercisable for the purchase of Common Stock, including the exercise of all options and warrants to purchase Common Stock or securities that are convertible into or exercisable for the purchase of Common Stock) issued and outstanding immediately prior to the time of issuance or the close of business on such record date; and (b) the denominator of which shall be the total number of shares of Common Stock (assuming the conversion or exercise of all outstanding securities of the Company that are convertible into or exercisable for the purchase of Common Stock, including the exercise of all options and warrants to purchase Common Stock or securities that are convertible into or exercisable for the purchase of Common Stock) issued and outstanding immediately after the time of issuance or the close of business on such record date.

4.2            Dividends or Distributions of Other Securities.  If the Company shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of stockholders entitled to receive, a dividend or other distribution on the Common Stock payable in securities of the Company other than Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of such other securities receivable upon such dividend or distribution, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such dividend or distribution, all subject to further adjustment as provided herein.

4.3           Stock Splits or Combinations.  If the Company shall at any time subdivide the outstanding shares of Common Stock, or if the Company shall at any time combine the outstanding shares of Common Stock then the exercise price hereunder immediately shall be decreased proportionally (in the case of a subdivision) or increased proportionally (in the case of a combination).  Any such adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.4           Reclassification or Reorganization.  If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 4.1, 4.2 or 4.3 above, or a reorganization, merger, consolidation or sale of assets provided for in Section 4.5 below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

4.5           Merger, Consolidation or Sale of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets and properties to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation or sale.

4.6           Notice of Adjustment and Record Dates.  The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Common Stock issuable upon the exercise of this Warrant.  Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based.  In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least ten (10) days prior to the date specified therein.

5.           Rights of Holder.  This Warrant does not entitle the Holder to any voting rights or any other rights as a stockholder of the Company prior to the date of exercise hereof.

6.           No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

7.           Transfer; Assignment.  Neither this Warrant nor any legal, economic or beneficial interest in this Warrant shall be transferred by way of sale, exchange, conversion, assignment, pledge, gift or other disposition or transfer (all of which acts shall be deemed included in the term “transfer” as used in this Agreement) by the Holder to any person or entity.  Any attempt by the Holder to transfer this Warrant, any rights, interests or obligations hereunder in violation of this Section 7 shall be null and void.  Subject to the preceding sentences, this Warrant shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.           Loss, Theft, Destruction or Mutilation of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  If required by the Company, then Holder shall furnish an affidavit or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification agreement.

9.           Modification and Waiver.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder.

10.           Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth above.  The addresses for the parties are as follows:

For the Company:

Florida Gaming Corporation
2669 Charlestown Road
New Albany, Indiana  47150
Fax:  (812) 945-7717

For the Holder:

Steven L. Craig
4500 PGA Blvd., Suite 304-B
Palm Beach Gardens, FL  33418

11.           Saturdays, Sundays, Holidays etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a day, other than a Saturday, Sunday or one on which banks are authorized by law or regulation to be closed in either New York, New York or San Francisco, California (a “Business Day”), then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.           Titles and Subtitles; Governing Law; Venue.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Agreement.  This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Company and the Holder.  All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

13.           Specific Performance.  The Company agrees that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms maybe specifically enforced by a decree for the specific performance of any obligation contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be duly executed as of this 11th day of December, 2009.

FLORIDA GAMING CORPORATION

By:	/s/ W. Bennett Collett
Name:	W. Bennett Collett
Title:	Chairman and CEO

HOLDER:
/s/ Steven L. Craig
Steven L. Craig

EXERCISE FORM

(To be signed only upon exercise of Warrant)

To:  __________________________

The undersigned, the holder of a right to purchase shares of Common Stock of FLORIDA GAMING CORPORATION (the “Company”) pursuant to that certain Warrant to Purchase Shares of Florida Gaming Corporation (the “Warrant”), dated as of December 11, 2009, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and herewith makes payment of _________________________________ Dollars ($__________) therefor by the following method:

(Check one of the following):

_______ (check if applicable)	The undersigned hereby elects to make payment of ______________ Dollars ($___________) therefor in cash.

_______ (check if applicable)	The undersigned hereby elects to make payment for the aggregate exercise price of this exercise using the Net Issuance method pursuant to Section 2 of the Warrant.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

DATED:

Steven L. Craig